Exhibit 10.55

WAIVER

This WAIVER (this “Waiver”) is made and entered into as of July 22, 2022 by and between Marizyme, Inc., a Nevada corporation (the “Company”) and Viner Total Investments Fund, an entity (the “Investor”).

WHEREAS, pursuant to Section 2.1(a) of the Unit Purchase Agreement, dated as of December 21, 2021 (as amended and in effect from time to time, including any replacement agreement therefor, the “Purchase Agreement”), among the Company and the Investor, the Investor agreed to subscribe for $10,000,000 in Units in three tranches. Unless otherwise agreed, three Closings were contemplated: (i) at the Initial Closing, the Investor agreed to subscribe for $6,000,000 in Units; (ii) upon the Company duly filing of its Registration Statement on Form S-1, the Investor agreed to subscribe for $2,000,000 in Units; and (iii) upon the Company responding in a satisfactory manner to the first round of SEC comments, the Investor agreed to subscribe for $2,000,000 in Units.

WHEREAS, on or around December 21, 2021, the Investor invested $6,000,000, and received 3,428,571 Units pursuant to the per-Unit purchase price under the Purchase Agreement.

WHEREAS, a registration statement on Form S-1 was initially filed by the Company on February 14, 2022; and on February 22, 2022, the Securities and Exchange Commission issued a letter stating that there would be no review of the registration statement. The Investor has not subscribed for $2,000,000 in Units as a result of either of the above events.

WHEREAS, the Company and the Investor desire to confirm the Investor’s waiver of any rights to subscribe for any Units pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Transaction Documents. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement. This Waiver shall constitute a waiver for all purposes of the Purchase Agreement under Section 11.9 thereof.

2. Confirmation of Waiver. The Investor hereby confirm its waiver of any rights to subscribe for any Units pursuant to Section 2.1(a)(i) or Section 2.1(a)(ii) of the Purchase Agreement.

3. Conditions to Effectiveness of Waiver. This Waiver shall become effective upon receipt by the Company and the Investor of counterpart signatures to this Waiver duly executed and delivered by the Company and the Investor.

4. No Implied Consent or Waiver. Except as expressly set forth in this Waiver, this Waiver shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Investor under the Purchase Agreement or the other Transaction Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Purchase Agreement or the other Transaction Documents, all of which shall continue in full force and effect. Nothing in this Waiver shall be construed to imply any willingness on the part of the Investor to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Purchase Agreement or the other Transaction Documents.

5. Counterparts. This Waiver may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Waiver by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Consent.

6. Governing Law. THIS WAIVER SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

MARIZYME, INC.

By:	/s/ David Barthel
Name:	David Barthel
Title:	Chief Executive Officer

Viner total investments fund

By:	/s/ Cheng Wan Wing
Name:	Cheng Wan Wing
Title:	Director